UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2008
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)
27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)
(248) 946-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Outstanding Grant Agreements
On August 18, 2008, ITC Holdings Corp. (the “Company”) executed amendments to the outstanding grant agreements relating to options and restricted stock previously awarded to employees under its Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees (the “2003 Plan”) and its Amended and Restated 2006 Long Term Incentive Plan (the “2006 LTIP”), including grants and awards made to the “named executive officers” from the Compensation Of Executive Officers And Directors section of the Company’s 2008 annual meeting proxy statement (the “NEOs”). The Company also executed corresponding amendments to the management stockholder’s agreements with the NEOs (the “MSAs”) relating to grants made under the 2003 Plan. The amendments were authorized by the Compensation Committee (the “Committee”) of the Company’s Board of Directors.
The amendments to the 2003 Plan grant agreements, the 2006 LTIP grant agreements and the MSAs relating to the NEOs make the following modifications to the outstanding grants:
With respect to option grants, upon retirement, options will continue to vest on their normal vesting schedule and can be exercised any time within their ten year term once vested. In addition, options will automatically become exercisable in full upon a change in control of the Company (without Committee discretion). Options granted under the 2003 Plan are also being amended to conform to options granted under the 2006 LTIP so that they too become immediately vested upon the recipient’s death or disability.
With respect to restricted stock grants, upon retirement, the stock will vest pro rata based on service time since the grant date or, in the case of the 2003 Plan, the reference date in the agreement and the remaining unvested shares will be cancelled. In addition, the restricted stock grants will become immediately vested upon the recipient’s death or disability and automatically (without Committee discretion) upon a change in control of the Company.
Retirement has been defined to mean any termination of employment after age 65 other than due to the recipient’s death, disability or, in the case of the 2003 Plan, termination for cause.
The above description of these amendments does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the forms of the various amendments, which are attached to this Current Report on Form 8-K as Exhibits 10.71 through 10.76 and are incorporated herein by reference.
Approval of New Grants and Revised Form of Grant Agreements
On August 13, 2008, the Committee made option grants and restricted stock grants under the 2006 LTIP pursuant to revised forms of option and restricted stock grant agreements as follows:

Name of	No. of Options	No. of Restricted
Executive Officer	Granted	Shares Granted
Joseph L. Welch	54,862	4,372
Edward M. Rahill	15,274	2,087
Linda H. Blair	18,765	2,564
Jon E. Jipping	18,765	2,564
Daniel J. Oginsky	12,438	1,699
The prior grant agreement forms were modified in a manner consistent with the amendments described above and the time vesting requirements were changed in each case from five years to three. The new grant agreement forms as revised are described below.

The new form of option agreement provides that the options become exercisable in three equal annual installments beginning on the one year anniversary of the grant date so long as the grantee remains employed by the Company or retires. The options become fully exercisable immediately upon the grantee’s death or permanent disability or upon a “change in control” (as defined in the 2006 LTIP). The Committee has the right to accelerate vesting or extend the time for exercise. The exercise price of the options is the fair market value per share of the Company’s common stock on the grant date. The grantee may pay the exercise price in cash, with previously acquired shares that have been held at least six months or pursuant to a broker-assisted cashless exercise method. The stock options will expire ten years after the grant date and will immediately terminate to the extent not yet exercisable if the grantee’s employment with the Company is terminated for any reason other than death, disability or retirement. If the grantee’s employment is terminated other than due to death, disability or retirement on or after the date the options first become exercisable, then the grantee has the right to exercise the option for three months after termination of employment to the extent exercisable on the date of termination. If the grantee’s employment terminates due to death, disability or retirement, the grantee or the grantee’s estate have the right to exercise the option at any time during the remaining term to the extent it was not previously exercised. The option agreement also provides that options issued to the grantee may not be transferred by the grantee except pursuant to a will or the applicable laws of descent and distribution or transfers to which the Committee has given prior written consent. Until the issuance of shares of stock pursuant to the exercise of stock options, the grantee has no rights of a holder of common stock of the Company with respect to the underlying shares.
The new form of restricted stock agreement provides that, so long as the grantee remains employed by the Company, the restricted stock fully vests upon the earlier of (i) the third anniversary of the grant date, (ii) the grantee’s death or disability, or (iii) a “change in control” (as defined in the 2006 LTIP). If the grantee’s employment is terminated for any reason other than death, disability, retirement or a change in control prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock, unless otherwise determined by the Committee. If the grantee’s employment is terminated due to retirement, the stock will vest pro rata based on service time since the grant date and the remaining unvested shares will be cancelled. The agreement also provides that restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of common stock of the Company, including voting rights and the right to receive dividends.
The above description of these forms of agreement does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the forms of the agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.77 and 10. 78 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.71	Form of Amendment to Stock Option Agreement under 2003 Plan (Initial Option) (August 2008)

10.72	Form of Amendment to Stock Option Agreement under 2003 Plan (IPO Option) (August 2008)

10.73	Form of Amendment to Restricted Stock Agreement under 2003 Plan (August 2008)

10.74	Form of Amendment to Management Stockholder’s Agreement (August 2008)

10.75	Form of Amendment to Stock Option Agreements under 2006 LTIP (August 2008)

10.76	Form of Amendment to Restricted Stock Agreements under 2006 LTIP (August 2008)

10.77	Form of Stock Option Agreement under 2006 LTIP (August 2008)

10.78	Form of Restricted Stock Award Agreement under 2006 LTIP (August 2008)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
August 19, 2008

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Vice President and General Counsel